As filed with the Securities and Exchange Commission on August 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RECRO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-1523233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 Lapp Road Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

RECRO PHARMA, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full title of the plan)

Gerri A. Henwood

President and Chief Executive Officer

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

(Name and address of agent for service)

(484) 395-2470

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA 19103

(215) 981-4241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,400,000 shares	$13.54	$18,956,000	$2,202.69

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock issuable under the Recro Pharma, Inc. Amended and Restated Equity Incentive Plan in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.
(2)	This estimate is made pursuant to Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the common stock on the NASDAQ Capital Market on August 5, 2015.

Explanatory Note

Recro Pharma, Inc. (the “Registrant”) is filing this Registration Statement to register an additional 1,400,000 shares of common stock, par value $0.01 per share (“Common Stock”), for issuance under the Recro Pharma, Inc. Amended and Restated Equity Incentive Plan (the “Plan”). The Plan amends and restates the Recro Pharma, Inc. 2013 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder, as well as to make certain other amendments that are described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2015. The Plan was approved by the Registrant’s shareholders on June 24, 2015.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-194730) with the Commission to register 600,000 shares of Common Stock that were authorized for issuance under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 2,000,000 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-194730) filed with the Commission on March 21, 2014 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 25, 2015;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 12, 2015;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2015, February 5, 2015, March 11, 2015, April 10, 2015, April 16, 2015, May 12, 2015, May 28, 2015, June 26, 2015, July 8, 2015, July 16, 2015, July 17, 2015 and July 24, 2015 and the Registrant’s Current Reports on Form 8-K/A filed with the Commission on June 2, 2015, June 26, 2015 and July 21, 2015 (except for any portions of such reports that are not deemed “filed” with the Commission);

(d) The description of the Registrant’s common stock contained in the Registrant’s Form S-1, which description is incorporated by reference into the Form 8-A filed with the Commission on March 4, 2014 (Registration No. 001-36329) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description; and

(e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Recro Pharma, Inc. Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2015).

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm (filed herewith).

23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Malvern, Pennsylvania, on the 11th of August, 2015.

RECRO PHARMA, INC.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Recro Pharma, Inc., hereby severally constitute and appoint Gerri A. Henwood and Charles Garner, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Gerri A. Henwood Gerri A. Henwood	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2015

/s/ Charles Garner Charles Garner	Chief Financial Officer (Principal Financial Officer)	August 11, 2015

/s/ Donna Nichols Donna Nichols	Vice President, Corporate Controller (Principal Accounting Officer)	August 11, 2015

/s/ Alfred Altomari Alfred Altomari	Director	August 11, 2015

/s/ William L. Ashton William L. Ashton	Director	August 11, 2015

/s/ Michael Berelowitz Michael Berelowitz	Director	August 11, 2015

/s/ Winston J. Churchill Winston J. Churchill	Director	August 11, 2015

/s/ Abraham Ludomirski Abraham Ludomirski	Director	August 11, 2015

/s/ Wayne B. Weisman Wayne B. Weisman	Director	August 11, 2015

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